Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE
June 23, 2016

Investor Relations contact: Mark Muth, (mark.muth@huntington.com) 614.480.4720

Media contact: Brent Wilder, (brent.wilder@huntington.com) 614.480.5875

Huntington Bancshares Releases Results Of 2016 Dodd-Frank Act
Company-Run Capital Stress Test

COLUMBUS, Ohio - June 23, 2016 - Huntington Bancshares Incorporated (NASDAQ: HBAN; www.huntington.com) announced today the release of its company-run capital stress test results as required by the Dodd-Frank Act.  Results include both Huntington Bancshares Incorporated and Huntington National Bank, and can be found on Huntington's Investor Relations website under the heading "Publications and Filings" (http://huntington-ir.com/main/Regulatory.htm).  Results include the FirstMerit Corporation acquisition and are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed by the Federal Reserve and by the Office of the Comptroller of the Currency, and do not represent Huntington's economic forecast.  The Federal Reserve's methodology for the Dodd-Frank Act Stress Test ("DFAST") is different from their methodology for the Comprehensive Capital Analysis and Review ("CCAR").  Therefore, DFAST results are not necessarily reflective of CCAR results.
About Huntington
Huntington Bancshares Incorporated is a $73 billion asset regional bank holding company headquartered in Columbus, Ohio, with a network of more than 750 branches and more than 1,500 ATMs across six Midwestern states. Founded in 1866, The Huntington National Bank and its affiliates provide consumer, small business, commercial, treasury management, wealth management, brokerage, trust, and insurance services. Huntington also provides auto dealer, equipment finance, national settlement and capital market services that extend beyond its core states. Visit huntington.com for more information.

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